ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 7th day of March 2014, by and between PRIMCO MANAGEMENT, INC., ("PMCM"); and JESSICA VANCE, (the "Seller").

WITNESSETH:

WHEREAS, the Seller is the owner of Suzie Q's NPO and Puget Power Co LLC located at 12710 Aurora Ave N, Seattle, WA 98133 ("Business"). The Business consists of permits and licenses issued by the City of Seattle for the cultivation and sale of medical cannabis to the companies' collective patients, as well as the lease on the facility, and all equipment and furniture. It is anticipated that Puget Power will be issued a processor/producer tier 1 license by March 30, 2014. The companies have signed a lease at 12710 Aurora Ave N, Seattle, WA 98133 and have obtained the permission of the land owner for the use intended under this Agreement. Copies of all permits, licenses, leases and applications are attached in Exhibit A; and

WHEREAS, PMCM desires to purchase, subject to certain liabilities, substantially all of the assets of the Seller used in the Business, any assets not included in this sale will be itemized in an addendum attached herewith, and the Seller desires to sell such assets, all upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, it is hereby agreed as follows:

1. PURCHASE AND SALE OF ASSETS: CLOSING.

(a) Purchase and Sale. Upon the terms and subject to the conditions hereinafter set forth, the Seller hereby agrees to sell to PMCM, and PMCM agrees to purchase from the Seller all rights, permits, licenses, applications, records, leases, equipment and other assets related to the Business (collectively, the "Assets").

(b) Procedure for Closing. At the closing of the transactions contemplated hereby (the "Closing"), the Seller will use best efforts to sell, assign, transfer, convey and deliver to PMCM free and clear of all liabilities whatsoever (whether absolute or contingent, and including all liens, encumbrances, equities, claims, charges or interests of third persons). Seller will work with PMCM to develop the schedule to effectively settle any outstanding items after the closing. PMCM shall purchase from the Seller, all of the Seller's right, title and interest in or to the Assets. The Closing shall occur on or before March 31, 2014, at such place and time as the parties to this Agreement may agree (the "Closing Date"), and PMCM shall deliver the consideration for the purchase of the Assets as provided in Section 2 of this Agreement.

(c) Post Closing. Seller shall remain with the Assets in a consulting capacity until such time that all licenses and permits shall be transferred to PMCM. Should the transfer of

the license by Washington State Liquor Board exceed a period of 90 days, PMCM shall pay to Seller a fee of $3,000 per month until the transfer is completed.

2. CONSIDERATION.

(a) Purchase Price. In consideration of the purchase, sale, conveyance, transfer and delivery of the Assets, and upon the terms and subject to the conditions of this Agreement, PMCM shall pay a total price of Two Hundred Fifty Thousand Dollars ($250,000) and Twenty Five Million (25,000,000) Common Shares of PMCM.

(b) Payment at Closing: At Closing PMCM shall make a payment of Fifty Thousand Dollars ($50,000) to Seller, payable in cash and an additional Fifty Thousand Dollars ($50,000) within Thirty (30) days of issuance of the licenses from the Liquor Board.

(c) Note Payable: The balance of the purchase price of shall be converted into a 0% coupon note payable to Seller with a term of 1 year with quarterly payments of $50,000 commencing ninety (90) days from when Puget Power is fully licensed and title has been transferred to PMCM. The note shall include an option to Seller to take shares in PMCM in lieu of cash at Sellers option.

(d) Remedy of Non-Payment. After the relinquishment of title and ownership to PMCM, it is implied by this agreement that if Seller resorts to legal remedies for full and timely payment under this agreement, Seller shall then have the right to assert ownership and shall be entitled to compensation of $3,000 per month and reimbursement of any and all expenses associated with the operation of the Assets until full payment is made by PMCM. Seller shall retain the right to file with the Secretary of State to exercise such option without further notice to Buyer.

(e) No Assumption of Liabilities. Except as set forth in the Assumption Agreement, PMCM shall not and does not assume any of the Seller's liabilities, including but not limited to its accounts payable and other trade liabilities incurred in the Business, or the debts, taxes, contingencies or other liabilities of the Business, whether fixed or contingent, and all such liabilities incurred prior to Closing shall remain the sole obligation of the Seller.

3. REPRESENTATIONS AND WARRANTIES. The Seller hereby represents and warrants to PMCM the following:

(a) Organization and Standing. The companies are duly organized, validly existing and in good standing under the laws of the State of Washington and have the corporate power and authority to carry on its business as it is now being conducted and will be conducted in the future.

(b) Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by the Seller have been duly authorized by consent of the majority shareholders of the Seller. No further corporate or other action is necessary on its part to

make this Agreement valid and binding upon it and enforceable against it in accordance with its terms or to carry out the transactions contemplated hereby.

(c) No Violations. The execution, delivery and performance of this Agreement by the Seller do not and will not (1) constitute a breach or a violation of any law, rule or regulation, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which the Seller is a party or by which it is bound; (2) constitute a violation of any order, judgment or decree to which the Seller is a party or by which it is bound or by which any of the Seller's assets or properties are bound or affected; or (3) result in the creation of any lien, charge or encumbrance upon any of the Setter's assets or properties.

(d) Litigation. To the best of the Seller's knowledge The Seller (1) is not a party to any litigation, proceeding or administrative investigation and none is pending or threatened against it, its properties, or any property used in the Business, (2) knows of no basis for any such litigation, proceeding or investigation which might have a material adverse effect, financial or otherwise, on the Business, (3) knows of no outstanding order, writ, injunction or decree of any court, government, governmental authority or arbitration against or affecting the Business; and (4) knows of no material infringement of any copyright, trademark, trade name, patent or other proprietary right owned or licensed by it.

(e) Rights to and Condition of Assets. The Seller has title and rights to all the Assets except as previously disclosed. As of the date of this Agreement, such assets are subject to no guaranty, judgment, execution, pledge, lien, conditional sales agreement, security agreement, encumbrance or charge, except as disclosed pursuant to this Agreement in Appendix A. The Assets are operated in conformity with all government and local ordinances and regulations and all other applicable laws, ordinances and regulations.

(f) Leases, Contracts and Commitments. The Seller is not a party to any leases, contracts, agreements or commitments associated with the Business, whether written or oral, of any nature (including employment or consulting agreements, mortgages, loans, deeds of trust, indentures, credit and collective bargaining agreements other than the agreements previously disclosed).

(g) Compliance with Applicable Laws. The conduct of the Business by the Seller does not violate or infringe any state, local statute, ordinance, license or regulation that is presently in effect other than the items previously disclosed. Such conduct does not violate or infringe any right or concession, copyright, trademark, trade name, patent, know how or other proprietary right of others, the enforcement of which would adversely affect the Business or the value of the Assets. The Seller has and has maintained all licenses and permits required by all local, state and federal authorities and regulating bodies.

(h) Approvals and Consents. No consent, approval or authorization is required in connection with the execution or delivery of this Agreement by the Seller or the

consummation by it of the transactions contemplated hereby other than possible shareholder approval.

(i) Disclosure. No representation or warranty made by the Seller in this Agreement, the exhibits hereto or any of the documents and papers required to be delivered pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4. REPRESENTATIONS AND WARRANTIES OF PMCM. PMCM hereby represents and warrants the following:

(a) Organization and Standing. PMCM is a corporation duly organized, validly existing and in good standing in its state if incorporated and has the corporate power and authority to carry on its business as it is now being conducted.

(b) Authority Relative to this Agreement. The execution and delivery of this Agreement by PMCM has been duly authorized by the Board of Directors of PMCM, and no further corporate action is necessary on its part to make this Agreement valid and binding upon it and enforceable against it in accordance with the terms hereof or to carry out the actions contemplated hereby.

(c) Approvals and Consents. No additional consent, approval or authorization is required in connection with the execution or delivery of this Agreement by PMCM or the consummation by PMCM of the transactions contemplated hereby.

(d) No Violations. The execution, delivery and performance of this Agreement by PMCM does not and will not (1) constitute a breach or a violation of PMCM's Articles of Incorporation or by laws, or of any law, rule or regulation, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which PMCM is a party or by which it is bound; (2) constitute a violation of any order, judgment or decree to which PMCM is a party or by which it is bound or by which any of PMCM's assets or properties are bound or affected; or (3) result in the creation of any lien, charge or encumbrance upon any of PMCM's assets or properties, except as contemplated by this Agreement.

(e) Litigation. PMCM (1) is not a party to any litigation, proceeding or administrative investigation and none is pending or threatened against such corporation, its properties, or any property used in its business or the transactions contemplated by this Agreement; (2) knows of no basis for any such litigation, proceeding or investigation which might have a material adverse effect, financial or otherwise, on its business, property, operations or prospects; (3) knows of no outstanding order, writ, injunction or decree of any court, government, governmental authority or arbitration against or affecting it, its properties or business; and (4) knows of no material infringement of any copyright, trademark, trade name, patent or other proprietary right owned or licensed by it.

5. COVENANTS. The Seller hereby covenants the following:

(a) Conduct of the Business Until Closing. Except as PMCM may otherwise consent in writing, between the date of this Agreement and the Closing Date, the Seller will:

(1) neither enter into any transaction, take any action nor fail to take any action which would, or could reasonably be expected to, materially adversely affect the Seller or its usability to perform its obligations under this Agreement; encumber any of the Assets, or dispose of any of the Assets;

(2) neither enter into any transaction, take any action nor fail to take any action, in a manner which would result in any of the representations, warranties, disclosures, agreements or covenants of the Seller contained in this Agreement, the exhibits hereto or any document delivered in connection with the consummation of the transactions contemplated hereby, not to be true and complete, as of the time of such transaction, action or failure to take action, and also on the Closing Date; and

(3) maintain all the Assets in good condition and repair, reasonable wear and tear excepted.

(b) Compliance with Laws. The Seller shall comply with all laws of the United States and any other governmental body with jurisdiction over the Seller or the Business.

(c) Advice of Changes. Between the date of this Agreement and the Closing, the Seller will promptly advise PMCM in writing of any fact which, if existing or known at the date of this Agreement, would have been required to be set forth in or disclosed pursuant to this Agreement.

(d) Other Transactions Prohibited. During the term of this Agreement, the Seller will not enter into any written or oral agreements providing for the sale, lease or mortgage of the Assets unless the buyer is advised and allowed to review and respond.

(e) Access to Properties and Records. Between the date of this Agreement and the Closing, after reasonable notice, the Seller will provide to PMCM and its counsel, accountants and other representatives full access during normal business hours for inspection of all of the properties, personnel, books, tax returns, contracts, commitments and records of the Seller to the extent they relate to the Business, and will furnish to PMCM all such additional documents and information with respect to the affairs of the Business as PMCM or its counsel or accountants may from time to time reasonably request. All such books, tax returns, contracts, commitments, documents and records of the Seller will be complete and correct as of the date of any inspection by or delivery to PMCM or its representatives of such items.

6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PMCM. The obligations of PMCM under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (the fulfillment of any of which may be waived in writing by PMCM):

(a) Accuracy of Representations and Warranties. The representations, warranties and statements of the Seller contained in this Agreement, all exhibits hereto and any documents delivered in connection herewith shall not only have been true and complete as of the date of this Agreement but shall also be true and complete as though again made on the Closing date, except to the extent that such representations and warranties and statements are incorrect as of such later date by reason of events occurring after the date of this Agreement in compliance with the terms hereof.

(b) Compliance. The Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement and all exhibits hereto to be performed and complied with by it at or prior to the Closing.

(c) Litigation. There shall not be any litigation or proceeding to restrain or invalidate the consummation of the transactions contemplated hereby.

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of the Seller under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (the fulfillment of any one of which may be waived in writing by the Seller):

(a) Accuracy of Representations and Warranties. The representations, warranties and statements of PMCM contained in this Agreement shall not only have been true and complete on the date of this Agreement and when made but shall also be true and complete as though again made on the Closing Date, except to the extent that they are incorrect as of the Closing Date by reason of events occurring after the date of this Agreement in compliance with the terms hereof.

(b) Compliance. PMCM shall have performed and complied with all agreements, covenants and conditions required by this Agreement and all exhibits hereto to be performed and complied with by it at or prior to the Closing.

8. GENERAL.

(a) No Brokers. Each of the parties to this Agreement represents and warrants to the other, that it has not utilized the services of any finder, broker or agent.

(b) Survival of Representations Warranties: Each of the parties to this Agreement covenants and agrees that its representations, warranties, covenants, statements and agreements contained in this Agreement and the exhibits hereto and any document delivered in connection herewith shall survive the Closing Date and terminate on the fifth anniversary of such date.

(c) Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein, therein and in any document delivered in connection herewith or therewith. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(d) Confidentiality. If the transactions contemplated by this Agreement are not consummated, then each of the parties to this Agreement agrees to keep confidential and shall not use for its own benefit any of the information (unless in the public domain) obtained from any other party and shall promptly return to such other parties all schedules, documents or other written information (without retaining copies thereof) previously obtained from such other parties.

(e) Entire Agreement, Amendment. This Agreement (including the exhibits hereto and all documents and papers delivered pursuant hereto) constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter hereof. This Agreement may not be modified or otherwise amended except by an instrument in writing executed by the parties to this Agreement.

(f) Assignability. This Agreement shall not be assignable by any party to this Agreement without the prior written consent of the other party to this Agreement.

(g) Further Assurances. The parties to this Agreement will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements or other instruments as either party may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.

(h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(j) Governing Law. The validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of King County, State of Washington.

(k) Construction. The parties acknowledge and agree that each of them has participated in the negotiation of this Agreement and has been represented by counsel. The parties agree that any rule of law requiring construction of a document against a party by reason such party's having prepared such document shall not apply to this Agreement.

(l) Cost of Enforcement. If either party engages the services of an attorney or any other third party or in any way initiates legal action to enforce its rights under this Agreement, the nonprevailing party agrees to pay to the prevailing party all costs and expenses incurred by it relating to the enforcement of this Agreement (including reasonable attorneys' and legal assistants' fees before, at and after trial and in appellate proceedings).

IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto, all on the date first above written.

PRIMCO MANAGEMENT, INC.

By: David Michery
Its: President

(SEE ATTACHED ACKNOWLEDGEMENT)

SUZIE Q'S NPO; PUGET POWER CO LLC

Jessica Vance

By: Jessica Vance
Its: CEO

State of Washington
County of King

Signed or attested before me
On 3-14-14 by Jessica Vance only
Estella M. Spencer
Estella M. Spencer, Notary Public
My Appointment expires 12-29-2016

ESTELLA M. SPENCER
NOTARY PUBLIC
STATE OF WASHINGTON
COMMISSION EXPIRES
DECEMBER 29, 2016

Exhibit A – Puget Power Co

416102

416102 - Puget Power Co - Application Interview

Inbox

Murphy, Jodi L (LCB) RUGJ@liq.wa.gov

to me

Good afternoon,

I have set an appointment for your telephone interview on Tuesday March 25
take roughly 1 hour or possibly a little bit less. Below are some points to help y
please let me know.

Preparing for your telephone interview:

- Please have the following information available for all members of your b
  - Full legal name
  - Mailing address
  - Date of Birth
  - Email address (please make sure each person has their own indi addresses are not fully compatible with DocuSign)
  - Marital status
  - Title and percentage of ownership
- Please have the following information available for all financiers as well a

9

Exhibit B – Equipment

*5 / 1000w switchable digital ballast 120v/240v

*5 hoods w/lights 8" ducting

*1 AC 15,000 BTU

* 4 intake/exhaust fans 8"

*2/4ft High Output T5 8 lamp

* 3/2ft high output T5 2 lamp

* 2/2ft high output T5 4lamp

* 1 dehumidifier

* light hangers/ducting

* 2/ large 8" carbon filters

* 2 large 8" intake air scrubbers

* co2 aluminum tank 150lb

*co2 regulator & timer

*6 light 120/240 volt controller / timer

*multi sized flower pots

*3/ 35gallon reservoir

*water hose

*2 large grow shelving units

*over 20 multi curing jars

*1 drying rack

*1 large bolted to concrete safe

*6/ 24" fans

*2... 1/3 hp air pump w/splitters and air stones

*27/ 5 gallon buckets

*28 air stones w/hose

*27 site Hydro bubble bucket setup

*8 Ch swann video surveillance system

* fridge/stove/sinks/shower/toilets/wall shelving

*facility is grow ready with room to expand

Exhibit C – Puget Power Co

License's & Permits

-W-

All Related Documents

STATE OF WASHINGTON

DEPARTMENT OF LABOR AND INDUSTRIES

January 15, 2014

PUGET POWER CO LLC
12710 AURORA AVE N
SEATTLE WA 98133-7520

Unified Business Identifier (UBI): 603 358 627

Dear New Business Owner:

The Application you filed with the state Business Licensing Service indicated no employees were hired. Therefore, we did not open a workers' compensation account for your business.

Please contact the Department of Labor and Industries (L&I) at (360) 902-4817 if:

* You hire an employee--or employees (workers). It is required by law to open a Workers' Compensation account with L&I and pay premiums each quarter if you decide to hire employees. This insurance provides medical and other benefits when workers are hurt on-the-job. (Visit our website: www.lni.wa.gov, where you can read the industrial insurance laws that apply to employees--RCW 51.08.180--and get other helpful information.)

* You are a LLC and are unsure if you are required to cover your member(s) and/or manager(s). Review LLC coverage requirements on pg 9 at: http://www.lni.wa.gov/IPUB/212-222-000.pdf.

* You wish to purchase workers' compensation insurance for yourself, a partner or a co-owner of the business. This coverage is optional for Washington State business owners.

If you have any questions or feel you need a Workers' Compensation Account, please contact us.

Sincerely,

THOMAS N BOYLE
Account Manager
P.O. Box 44140
Olympia, WA 98504-4140
(360) 902-4817

EAUO **** ORIGINAL ****

Division 9, Llc.

821 South 301 Place
Federal Way WA 98003

Estimate & Contract

DATE	ESTIMATE #
1/30/2014	1331

NAME / ADDRESS
Susie Q Dispensary 12710 Aurora Ave North Seattle WA. 98133

PROJECT
Fire code upgrade

DESCRIPTION	QTY	COST	TOTAL
Fire upgrade per plans and specs. Including demolish and removal of storage area walls		8,800.00	8,800.00T
Terms, 50% $4818.00 material deposit to start 50% $4818.00 at completion			
All work warranted for 2 years upon completion and acceptance			
Sales Tax		9.50%	836.00

Any questions please call Roy R. Smalley
(206) 235-0680

TOTAL $9,636.00

Permit Number:
6351965

DISTRICT 1

CITY OF SEATTLE
Construction Permit

Department of Planning and Development
700 Fifth Ave., Suite 2000
P.O. Box 34019
Seattle, WA 98124-4019
(206) 684-8600

APN #: 163270-0015

Site Address: 12710 AURORA AVE N, SEATTLE, WA

Building ID: 000023597 - COMMERCIAL BLDG
Location:

Legal Description: LOT 3, CLIFFORDS HALLER LAKE ADDITION

Records Filed At: 12710 AURORA AVE N

APPLICANT	CONTRACTOR		
CURTIS BOOZER 4038 26TH AVE W SEATTLE, WA 98199 Ph: (206) 819-5867		**Application Date:**	07/11/2013
		Issue Date:	01/24/2014
		Expiration Date:	07/24/2015
		Fees Paid:	$684.50
Primary Applicant		**As of Print Date:**	01/24/2014

Description of Work: Change of use of ground floor from repair garage to "horticulture" & retail & upper floor to apartment with minimal interior alterations & occupy as medical marijuana dispensary & caretaker unit, per plan.

Permit Remarks:

Building Code:	SBC 2009
DPD Valuation:	$15,000
Occupancy Cert Required:	Y
Special Inspections:	N
Land Use Conditions:	N

Building Information:	
Basements:	0
Stories:	2
Mezzanines:	0
Non-Separated Uses:	

Residential Units this Permit:	
Added:	1
Removed:	0
Total:	1
Site Final Required:	N

Zoning/Overlays:
Commercial1-65
Landfill
Urban Village Overlay
Arterial Within 100ft

Occupancy per Building Code

Floors	Type	Occupancy Group	Occupancy	Asmbly Load	Fire
1	VB	M Retail	Marijuana Sales	N/A	NONE
1	VB	F-2 Factory Low	Marijuana Growing	N/A	NONE
2	VB	R-3 Other	Caretaker's Unit	N/A	NONE

Approved Use per Land Use Code

Use	Location
Horticulture	
Caretaker Qtr	

A/P #	Related Cases/Permits
None	

Project Contacts	Name	Phone
Ord/Struct Reviewer	AMY BARNETT	(206) 684-3965
Zoning Reviewer	SAMANTHA UPDEGRAVE	(206) 615-1892

Applicant Signature: [signature] **Date:** 1-24-14

Permitted work must not progress without prior inspection approval. When ready for inspection, make request with the Department of Planning and Development at (206) 684-8900 or on the internet at: www.seattle.gov/dpd/permits/inspections/. **Provide the permit number, site address, and contact phone.** Permission is given to do the above work at the site address shown, according to the conditions hereon and according to the specification pertaining thereto, subject to compliance with the Ordinances of the City of Seattle. Correct information is the responsibility of the applicant. Permits with incorrect information may be subject to additional fees.

THIS PERMIT MUST BE CONSPICUOUSLY POSTED AT THE WORK SITE

IRS DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

Date of this notice: 10-19-2010

Employer Identification Number:
27-3709281

Form: SS-4

Number of this notice: CP 575 E

SUZIE QS NPO
SUZIE QS
PO BOX 27437
SEATTLE, WA 98165

For assistance you may call us at:
1-800-829-4933

IF YOU WRITE, ATTACH THE
STUB AT THE END OF THIS NOTICE.

WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER

Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 27-3709281. This EIN will identify you, your business accounts, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records.

When filing tax documents, payments, and related correspondence, it is very important that you use your EIN and complete name and address exactly as shown above. Any variation may cause a delay in processing, result in incorrect information in your account, or even cause you to be assigned more than one EIN. If the information is not correct as shown above, please make the correction using the attached tear off stub and return it to us.

Assigning an EIN does not grant tax-exempt status to non-profit organizations. Publication 557, *Tax Exempt Status for Your Organization*, has details on the application process, as well as information on returns you may need to file. To apply for formal recognition of tax-exempt status, most organizations will need to complete either Form 1023, *Application for Recognition of Exemption Under Section 501(c)(3) of the Internal Revenue Code*, or Form 1024, *Application for Recognition of Exemption Under Section 501(a)*. Submit the completed form, all applicable attachments, and the required user fee to:

Internal Revenue Service
PO Box 12192
Covington, KY 41012-0192

The Pension Protection Act of 2006 contains numerous changes to the tax law provisions affecting tax-exempt organizations, including an annual electronic notification requirement (Form 990-N) for organizations not required to file an annual information return (Form 990 or Form 990-EZ). Additionally, if you are required to file an annual information return, you may be required to file it electronically. Please refer to the Charities & Non-Profits page at www.irs.gov for the most current information on your filing requirements and on provisions of the Pension Protection Act of 2006 that may affect you.

To obtain tax forms and publications, including those referenced in this notice, visit our Web site at www.irs.gov. If you do not have access to the Internet, call 1-800-829-3676 (TTY/TDD 1-800-829-4059) or visit your local IRS office.

State of Washington

Secretary of State

CORPORATIONS DIVISION
James M. Dolliver Building
801 Capitol Way South
PO Box 40234
Olympia WA 98504-0234
360.725.0377

FILED
SECRETARY OF STATE
December 16, 2013
STATE OF WASHINGTON

Initial Report

Application ID	2932993
Associated App ID	2932935
Entity Name	PUGET POWER CO LLC
UBI Number	603 358 627
Corporation Type	Limited Liability Company
Tracking ID	2664444
Validation ID	2555889-002
Date Submitted for Filing	12/16/2013
Filing Due Date	
State of Incorporation	WA
Inc./Qual Date	12/16/2013
Nature of Business	Producer/processor for I-502

Contact Information

Contact Name	Jessica Vance
Contact Address	12710 aurora ave N seattle WA 98012
Contact Email	pugetpowerco@gmail.com
Contact Phone	206-370-9222

STATE OF WASHINGTON
DEPARTMENT OF REVENUE

December 24, 2013

103

UBI Number: 603 358 627
PAC Code: P974935U

PUGET POWER CO LLC
12710 AURORA AVE N
SEATTLE WA 98133-7520

IMPORTANT! Tax Registration Information. Please keep on file.

Congratulations! You are now registered to operate a business in Washington. Your Unified Business Identifier (UBI) number shown above is also your Department of Revenue (DOR) tax registration number. Please refer to this number any time you contact us for assistance.

When to E-file and E-pay your taxes

Your business is assigned to report taxes **monthly.** Monthly filers must **file and pay taxes electronically** (Revised Code of Washington 82.32.080). Your tax return is due the 25th of the month following the taxable period. For example, your return for tax liability during January is due on February 25th. If you do not have business activity to report you are still required to file a tax return.

Based on your business open date, the first return you must file is the January 2014 return and is due on February 25, 2014.

(over)

STATE OF WASHINGTON

SECRETARY OF STATE

SUZIE Q'S NPO
JESSICA KING
12710 AURORA AVE N
SEATTLE WA 98133

APPLICATION FOR REINSTATEMENT

I, Sam Reed, Secretary of State of the State of Washington and custodian of its seal, hereby certify that documents meeting Washington statutory requirements have been filed and processed with the Secretary of State on behalf of:

SUZIE Q'S NPO

A Washington Nonprofit Corporation
UBI: 603 048 730
Filing Date: May 25, 2012

Given under my hand and the seal of the State of Washington at Olympia, the State Capital.

Sam Reed, Secretary of State

UNITED STATES OF AMERICA

The State of Washington

Secretary of State

I, KIM WYMAN, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF FORMATION

to

PUGET POWER CO LLC

a/an WA Limited Liability Company. Charter documents are effective on the date indicated below.

Date: 12/16/2013

UBI Number: 603-358-627

THE SEAL OF THE STATE OF WASHINGTON 1889

Given under my hand and the Seal of the State of Washington at Olympia, the State Capital

Kim Wyman

Kim Wyman, Secretary of State

Date Issued: 12/18/2013

Office of the Secretary of State
Corporations & Charities Division

December 18, 20

Congratulations:

Your online filing has been completed.

Company Name:	**PUGET POWER CO LLC**
UBI Number:	**603-358-627**
Effective date:	**12/16/2013.**
Application ID:	**2932935**